Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

May 24, 2017

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2017 THIRD QUARTER RESULTS
AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, May 24, 2017 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended April 29, 2017. The Company reported:

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Contract revenues of $786.3 million for the quarter ended April 29, 2017, compared to $664.6 million for the quarter ended April 23, 2016. Contract revenues for the quarter ended April 29, 2017 grew 14.9% on an organic basis after excluding contract revenues from acquired businesses that were not owned for the entire period in both the current and prior year quarter. Total contract revenues from acquired businesses were $23.0 million for the quarter ended April 29, 2017, compared to none for the quarter ended April 23, 2016.

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Non-GAAP Adjusted EBITDA of $108.2 million, or 13.8% of contract revenues, for the quarter ended April 29, 2017, compared to $91.9 million, or 13.8% of contract revenues, for the quarter ended April 23, 2016.

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On a GAAP basis, net income was $38.8 million, or $1.22 per common share diluted, for the quarter ended April 29, 2017, compared to net income of $33.1 million, or $1.00 per common share diluted, for the quarter ended April 23, 2016. Non-GAAP Adjusted Net Income was $41.6 million, or $1.30 per common share diluted, for the quarter ended April 29, 2017, compared to Non-GAAP Adjusted Net Income of $35.7 million, or $1.08 per common share diluted, for the quarter ended April 23, 2016. Non-GAAP Adjusted Net Income for the quarters ended April 29, 2017 and April 23, 2016 excludes $4.4 million and $4.2 million, respectively, of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Company’s 0.75% convertible senior notes due September 2021.

The Company also reported:

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Contract revenues of $2.287 billion for the nine months ended April 29, 2017, compared to $1.883 billion for the nine months ended April 23, 2016. Contract revenues for the nine months ended April 29, 2017 grew 18.0% on an organic basis after excluding contract revenues from acquired businesses that were not owned for the entire period in both the current and prior year period. Total contract revenues from acquired businesses were $157.5 million for the nine months ended April 29, 2017, compared to $79.4 million for the nine months ended April 23, 2016.

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Non-GAAP Adjusted EBITDA of $323.6 million, or 14.2% of contract revenues, for the nine months ended April 29, 2017, compared to $264.0 million, or 14.0% of contract revenues, for the nine months ended April 23, 2016.

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On a GAAP basis, net income was $113.5 million, or $3.54 per common share diluted, for the nine months ended April 29, 2017, compared to net income of $79.4 million, or $2.37 per common share diluted, for the nine months ended April 23, 2016. Non-GAAP Adjusted Net Income was $121.7 million, or $3.79 per common share diluted, for the nine months ended April 29, 2017, compared to Non-GAAP Adjusted Net Income of $95.7 million, or $2.86 per common share diluted, for the nine months ended April 23, 2016. Non-GAAP Adjusted Net Income for the nine months ended April 29, 2017 and April 23, 2016 excludes $13.1 million and $10.1 million, respectively, of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Company’s convertible senior notes. Non-GAAP Adjusted Net Income for the nine months ended April 23, 2016 also excludes the impact of a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of the Company’s 7.125% senior subordinated notes.

The Company also announced its outlook for the fourth quarter of fiscal 2017. The Company currently expects total contract revenues for the fourth quarter of fiscal 2017 to range from $780 million to $810 million, including approximately $25.0 million of revenues from acquired businesses that were not owned for the full period in both the current and prior year periods. For comparative purposes, Non-GAAP Organic Contract Revenues were $727.6 million during the fourth quarter of fiscal 2016. The fourth quarter of fiscal 2016 contained an incremental week of operations as a result of the Company’s 52/53 week fiscal year.

On a GAAP basis, diluted earnings per common share for the fourth quarter of fiscal 2017 is expected to range from $1.26 to $1.41. Non-GAAP Adjusted Diluted Earnings per Common Share is expected to range from $1.35 to $1.50. Non-GAAP Adjusted Diluted Earnings per Common Share guidance excludes $4.5 million of pre-tax interest expense for non-cash amortization of debt discount, or $0.09 per common share diluted on an after-tax basis. Reconciliations of Non-GAAP Organic Contract Revenues for the fourth quarter of fiscal 2016 and Non-GAAP Adjusted Diluted Earnings per Common Share guidance provided for the fourth quarter of fiscal 2017 are included within the press release tables.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Explanation of Non-GAAP Financial Measures directly following the press release tables.

Conference Call Information and Other Selected Data

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, May 24, 2017; call (800) 230-1059 (United States) or (612) 234-9959 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call and related materials will be available at www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and related materials will be available at www.dycomind.com until Friday, June 23, 2017.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include program management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

Fiscal 2017 third quarter results are preliminary and unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections and include the fourth quarter of fiscal 2017 outlook, backlog and statements found under the “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures” section of this release. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company’s backlog, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	April 29, 2017	July 30, 2016
ASSETS
Current assets:
Cash and equivalents	$19,357	$33,787
Accounts receivable, net	348,868	328,030
Costs and estimated earnings in excess of billings	440,895	376,972
Inventories	88,175	73,606
Deferred tax assets, net	22,614	22,733
Income tax receivable	6,258	—
Other current assets	24,070	16,106
Total current assets	950,237	851,234

Property and equipment, net	378,408	326,670
Goodwill and other intangible assets, net	513,086	508,036
Other	34,281	33,776
Total non-current assets	925,775	868,482
Total assets	$1,876,012	$1,719,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119,334	$115,492
Current portion of debt	14,438	13,125
Billings in excess of costs and estimated earnings	14,885	19,557
Accrued insurance claims	40,242	36,844
Income taxes payable	651	15,307
Other accrued liabilities	99,331	122,302
Total current liabilities	288,881	322,627

Long-term debt	811,579	706,202
Accrued insurance claims	60,726	52,835
Deferred tax liabilities, net non-current	87,401	76,587
Other liabilities	4,687	4,178
Total liabilities	1,253,274	1,162,429

Total stockholders’ equity	622,738	557,287
Total liabilities and stockholders’ equity	$1,876,012	$1,719,716

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Contract revenues	$786,338	$664,645	$2,286,693	$1,883,383

Costs of earned revenues, excluding depreciation and amortization	621,475	520,408	1,797,836	1,477,671
General and administrative expenses (a)	61,317	56,519	179,712	155,003
Depreciation and amortization	37,411	31,583	107,662	88,930
Total	720,203	608,510	2,085,210	1,721,604

Interest expense, net (b)	(9,382)	(8,007)	(27,629)	(25,010)
Loss on debt extinguishment (c)	—	—	—	(16,260)
Other income, net	4,793	4,323	6,737	6,866
Income before income taxes	61,546	52,451	180,591	127,375

Provision for income taxes	22,750	19,368	67,082	47,995

Net income	$38,796	$33,083	$113,509	$79,380

Earnings per common share:

Basic earnings per common share	$1.24	$1.02	$3.61	$2.43

Diluted earnings per common share	$1.22	$1.00	$3.54	$2.37

Shares used in computing earnings per common share:
Basic	31,357,124	32,433,560	31,439,981	32,656,490

Diluted	31,909,926	33,050,934	32,091,091	33,486,515

(a) Includes stock-based compensation expense of $4.9 million and $3.9 million for the three months ended April 29, 2017 and April 23, 2016, respectively, and $15.9 million and $12.6 million for the nine months ended April 29, 2017 and April 23, 2016, respectively.

(b) Includes $4.4 million and $4.2 million for the three months ended April 29, 2017 and April 23, 2016, respectively, and $13.1 million and $10.1 million for the nine months ended April 29, 2017 and April 23, 2016, respectively, for non-cash amortization of the debt discount associated with the Company's convertible senior notes issued in September 2015.

(c) During the first quarter of fiscal 2016, the Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %’s

	Contract Revenues - GAAP	Revenues from acquired businesses (a)	Non-GAAP - Organic Contract Revenues	GAAP - Growth %	Non-GAAP - Organic Growth %
Three Months Ended April 29, 2017	$786,338	$(22,954)	$763,384	18.3%	14.9%

Three Months Ended April 23, 2016	$664,645	$—	$664,645

Nine Months Ended April 29, 2017	$2,286,693	$(157,501)	$2,129,192	21.4%	18.0%

Nine Months Ended April 23, 2016	$1,883,383	$(79,449)	$1,803,934

(a) Amounts for the three and nine months ended April 29, 2017 and April 23, 2016 represent revenues from acquired businesses that were not owned for the full period in both the current and prior year periods.

NON-GAAP ADJUSTED EBITDA
	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$38,796	$33,083	$113,509	$79,380
Interest expense, net	9,382	8,007	27,629	25,010
Provision for income taxes	22,750	19,368	67,082	47,995
Depreciation and amortization expense	37,411	31,583	107,662	88,930
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	108,339	92,041	315,882	241,315
Gain on sale of fixed assets	(5,048)	(4,061)	(8,220)	(6,213)
Stock-based compensation expense	4,915	3,892	15,930	12,600
Loss on debt extinguishment	—	—	—	16,260
Non-GAAP Adjusted EBITDA	$108,206	$91,872	$323,592	$263,962

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, NET INCOME PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Reconciliation of Non-GAAP Adjusted Net Income:
Net income	$38,796	$33,083	$113,509	$79,380

Adjustments
Pre-tax non-cash amortization of debt discount	4,425	4,192	13,111	10,119
Pre-tax loss on debt extinguishment	—	—	—	16,260
Tax impact of adjustments	(1,644)	(1,580)	(4,886)	(10,045)
Total adjustments, net of tax	2,781	2,612	8,225	16,334

Non-GAAP Adjusted Net Income	$41,577	$35,695	$121,734	$95,714

Reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share:
Net income per common share	$1.22	$1.00	$3.54	$2.37
Total adjustments from above, net of tax	0.09	0.08	0.26	0.49
Non-GAAP Adjusted Diluted Earnings per Common Share	$1.30	$1.08	$3.79	$2.86

Diluted shares used in computing Adjusted Diluted Earnings per Common Share	31,909,926	33,050,934	32,091,091	33,486,515

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
Unaudited

OUTLOOK - DILUTED EARNINGS PER COMMON SHARE AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

Outlook for the
Three Months Ending
July 29, 2017
Diluted earnings per common share - GAAP (a)	$1.26 - $1.41

Adjustment
Adjustment for addback of after-tax non-cash amortization of debt discount on convertible senior notes (b)	$0.09

Non-GAAP Adjusted diluted earnings per common share (a)	$1.35 - $1.50

(a) Guidance for diluted earnings per common share and Non-GAAP Adjusted diluted earnings per common share for the three months ending July 29, 2017 were computed using approximately 31.7 million in diluted weighted average shares outstanding.

(b) The Company expects to recognize approximately $4.5 million in pre-tax interest expense during the three months ending July 29, 2017 for non-cash amortization of the debt discount associated with its convertible senior notes. The Company excludes the effect of this non-cash amortization in its Non-GAAP financial measures.

OUTLOOK - CONTRACT REVENUES AND NON-GAAP ORGANIC CONTRACT REVENUES

	Outlook for the
	Three Months Ending	Three Months Ended
	July 29, 2017	July 30, 2016
	(Dollars in millions)

Contract Revenues	$780 - $810	$789.2

Revenues from acquired businesses (a)	(25.0)	(5.6)

Additional week as a result of the Company’s 52/53 week fiscal year (b)	—	(56.0)

Non-GAAP Organic Contract Revenues	$755 - $785	$727.6

(a) Amounts represent revenues from acquired businesses that were not owned for the full period in both the current and prior year periods. The Company estimates that revenues from acquired businesses that were not owned for the full period in both the current and prior year fiscal fourth quarters will be approximately $25.0 million during the three months ending July 29, 2017.

(b) The fourth quarter of fiscal 2016 included an incremental week required by the Company’s 52/53 week fiscal calendar. The Q4-16 Non-GAAP adjustment is calculated as (i) contract revenues less, (ii) revenues from acquired businesses in each applicable period, (iii) divided by 14 weeks.

Amounts in tables above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

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Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods. In the fourth quarter of fiscal 2016 Non-GAAP Organic Contract Revenues were also adjusted for the additional week as a result of the Company’s 52/53 week fiscal calendar. Non-GAAP Organic Contract Revenue growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year period. Management believes organic growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

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Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•	Non-GAAP Adjusted Net Income - GAAP net income before loss on debt extinguishment, non-cash amortization of the debt discount, certain non-recurring items and any tax impact related to these items.

•	Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•
Non-cash amortization of the debt discount - The Company’s 0.75% convertible senior notes due September 2021 were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the convertible senior notes represents a debt discount. The debt discount is being amortized over the term of the convertible senior notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the convertible senior notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•
Loss on debt extinguishment - The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes in the first quarter of fiscal 2016. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance. The Company believes this type of charge is not indicative of its core operating results. The exclusion of the loss on debt extinguishment from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing the current and historical financial results.

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Tax impact of adjusted results - The tax impact of the adjusted results for the three and nine months ended April 29, 2017 and April 23, 2016 was calculated utilizing a Non-GAAP effective tax rate which approximates the Company’s effective tax rate used for financial planning. The tax impact included in the Company’s guidance for the quarter ending July 29, 2017 was calculated using an effective tax rate used for financial planning and forecasting future results.